DEPOSIT AGREEMENT


                          Dated as of December 10, 2003


                                     between


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

                                 as Escrow Agent


                                       and


                                 CITIBANK, N.A.

                                  as Depositary

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----

SECTION 1.1  Acceptance of Depositary........................................2

SECTION 1.2  Establishment of Accounts.......................................2

SECTION 2.1  Deposits........................................................2

SECTION 2.2  Interest........................................................2

SECTION 2.3  Withdrawals.....................................................3

SECTION 2.4  Other Accounts..................................................3

SECTION 3.  Termination......................................................4

SECTION 4.  Payments.........................................................4

SECTION 5.  Representation and Warranties....................................5

SECTION 6.  Transfer.........................................................5

SECTION 7.  Amendment, Etc...................................................6

SECTION 8.  Notices..........................................................6

SECTION 9.  Obligations Unconditional........................................7

SECTION 10. Entire Agreement.................................................7

SECTION 11. Governing Law....................................................7

SECTION 12. Waiver of Jury Trial Right.......................................7

SECTION 13. Counterparts.....................................................7

            DEPOSIT AGREEMENT dated as of December 10, 2003 (as amended, modified or supplemented from time to time, this "AGREEMENT") between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "ESCROW AGENT"), and CITIBANK, N.A., a national banking association, as depositary bank (the "DEPOSITARY").

                               W I T N E S S E T H
                               - - - - - - - - - -

            WHEREAS, Continental Airlines, Inc. ("CONTINENTAL") and Wilmington Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "PASS THROUGH TRUSTEE") have entered into a Trust Supplement, dated as of December 10, 2003, to the Pass Through Trust Agreement dated as of September 25, 1997 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "PASS THROUGH TRUST AGREEMENT") relating to Continental Airlines Pass Through Trust 2003-ERJ1 pursuant to which the Continental Airlines Pass Through Trust, Series 2003-ERJ1 Certificates referred to therein (the "CERTIFICATES") are being issued (the date of such issuance, the "ISSUANCE DATE");

            WHEREAS, Continental, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (collectively, the "UNDERWRITERS" and, together with their respective transferees and assigns as registered owners of the Certificates, the "INVESTORS") and the Depositary have entered into an Underwriting Agreement dated as of December 3, 2003, pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

            WHEREAS, Continental, the Pass Through Trustee, and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "NOTE PURCHASE AGREEMENT"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "EQUIPMENT NOTES") issued to finance the acquisition of aircraft by Continental, as lessee, utilizing a portion of the proceeds from the sale of the Certificates (the "NET PROCEEDS");

            WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "PAYING AGENT") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "ESCROW AND PAYING AGENT AGREEMENT"); and

            WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds (excluding any amount used to purchase Equipment Notes on the Issuance Date) be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

            NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1.1 ACCEPTANCE OF DEPOSITARY. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

            SECTION 1.2 ESTABLISHMENT OF ACCOUNTS. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required, solely upon the written instruction of an Authorized Person (as defined in Section 8 hereof) of the Escrow Agent, in connection with the deposits contemplated by Section 2.4 hereof (each, an "ACCOUNT" and collectively, the "ACCOUNTS"), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

            SECTION 2.1 DEPOSITS. The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the "DEPOSIT DATE") in Federal (same day) funds by wire transfer to: Citibank, N.A.,
Reference: 2003-ERJ1 Pass Through Trust, and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US$24,300,000 (plus such additional Net Proceeds, if any, not used to purchase Equipment Notes on the Issuance Date). Upon acceptance of such sum, the Depositary shall (i) accept each of the deposits specified in Schedule I hereto maturing on March 1, 2004 (including any deposit made pursuant to Section 2.4 hereof, individually, a "DEPOSIT" and, collectively, the "DEPOSITS") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit. The Depositary shall have no duty to solicit the delivery of any Deposit.

            SECTION 2.2 INTEREST. The Depository shall pay interest on each Deposit from and including the date of deposit to but excluding the date of withdrawal at the rate of 7.875% per annum (computed on the basis of a year of twelve 30 day months) payable to the Paying Agent, in accordance with the instructions set forth in Section 4 hereof, on behalf of the Escrow Agent semi-annually in arrears on each January 2 and July 2, commencing on July 2, 2004 (each, an "Interest Payment Date"), and on the date of the Final Withdrawal (as defined below), all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below).

            SECTION 2.3 WITHDRAWALS. (a) On and after the date seven days after the receipt and acceptance of any Deposit, the Escrow Agent may, by providing at least one Business Day's prior notice of withdrawal to the Depositary (with a copy to the Pass Through Trustee) in the form of Exhibit A hereto (a "NOTICE OF PURCHASE WITHDRAWAL"), signed by an Authorized Person of the Escrow Agent, withdraw not less than the entire balance of such Deposit, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by written notice, signed by an Authorized Person of the Escrow Agent or the Pass Through Trustee, to the Depositary (provided such notice is received by the Depositary prior to the distribution of such withdrawal), cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance of such Deposit in the related Account shall be zero and, upon payment of interest accrued on such Deposit, the Depositary shall close such Account. As used herein, "BUSINESS DAY" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas or Wilmington, Delaware and which is also a day for trading by and between banks in the London interbank Eurodollar market. The Depositary may waive the foregoing requirement that any Deposit can only be withdrawn on or after seven days after the establishment thereof, and may instead reserve the right, upon at least 14 days' prior written notice to Continental, the Escrow Agent and the Pass Through Trustee, to require seven days' notice for any withdrawal.

            (b) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "NOTICE OF FINAL WITHDRAWAL"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits up to but excluding the specified date of withdrawal (a "FINAL WITHDRAWAL"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been received by the Depositary on or before February 9, 2004 (provided that, if a labor strike occurs or continues at Embraer-Empresa Brasileira de Aeronautica S.A. after the Issuance Date and prior to January 31, 2004 (a "LABOR STRIKE"), such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date (the "ADDITIONAL DAYS"), provided the Depositary has been advised of such extension in a written notice signed by an Authorized Person of the Escrow Agent) and there are unwithdrawn Deposits in any of the Accounts on such date, the Depositary shall pay, via wire transfer in accordance with the instructions set forth in Section 4 hereof, the amount of the Final Withdrawal to the Paying Agent on March 1, 2004 (provided that if a Labor Strike occurs or continues, such date shall be extended by the Additional Days).

            (c) If the Depositary timely receives a duly completed Notice of Purchase Withdrawal or Notice of Final Withdrawal (each, a "WITHDRAWAL NOTICE") complying with the provisions of this Agreement, and provided a notice of cancellation has not been timely received by the Depositary in the case of a Notice of Purchase Withdrawal, it shall make the payments specified therein in accordance with the provisions of this Agreement.

            SECTION 2.4 OTHER ACCOUNTS. On the date of withdrawal of any Deposit (other than the date of the Final Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and the

Depositary shall accept the same for deposit hereunder into the account from which it was withdrawn. On the date the Certificates are issued, the Escrow Agent, or the Underwriters, on behalf of the Escrow Agent, shall be entitled to deposit with the Depositary any portion of the Net Proceeds not theretofore deposited hereunder and not used to purchase Equipment Notes on the Issuance Date (the "UNUSED PROCEEDS") and the Depositary shall accept the Unused Proceeds for deposit hereunder. Any sums so received for deposit shall be received as a new Deposit, credited to a new Account, and Schedule I hereto shall be amended to include such Deposit, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the receipt and acceptance thereof by the Depositary and (ii) such Deposit shall mature on March 1, 2004 (provided that if a Labor Strike occurs or continues, such date shall be extended by the Additional Days) and bear interest as provided in Section 2.2. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

            SECTION 3. TERMINATION. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein.

            SECTION 4. PAYMENTS. All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof or any Final Withdrawal, directly to the Paying Agent at Wilmington Trust Company, Wilmington, DE, ABA# 031100092, Account No. #795463 "2003 ERJI", Attention: Monica Henry, Telephone
No.: (302) 636-6296, Reference: Continental Airlines PTT, Series 2003-ERJ1, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. All payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "TAXES"). However, if the Depositary shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding and (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority. The Depositary shall not have any withholding or tax reporting obligations with respect to the Deposits, except as may be required by law. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable.

            SECTION 5. REPRESENTATION AND WARRANTIES. The Depositary hereby represents and warrants to Continental, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

                  (a) it is a national banking association duly organized and validly existing in good standing under the laws of the United States;

                  (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                  (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

                  (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

                  (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                  (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

            SECTION 6. TRANSFER. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.

            SECTION 7. AMENDMENT, ETC. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by each of the parties hereto.

            SECTION 8. NOTICES. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, Citibank, N.A., 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005,
Attention: Barbara Bennett (Telephone: (212) 657-5810, Telecopier: (212) 657-2762) or (y) in the case of the Escrow Agent, Wells Fargo Bank Northwest, National Association, 299 South Main Street, MAC: U1228-120, Salt Lake City, UT 84111, Attention: Corporate Trust Services (Telephone: (801) 246-5630,
Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, DE 19890-1605, Attention: Corporate Capital Market Services (Telephone: (800) 733-8485, Telecopier: (302) 636-4140) and to Continental, Continental Airlines, Inc., 1600 Smith Street, Dept. HQS-FN, Houston, TX 77002,
Attention: Treasurer (Telephone: (713) 324-2544, Telecopier: (713) 324-2447) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent and the Pass Through Trustee who are authorized to give notices and instructions with respect to this Agreement, attached hereto as Schedule IIA and IIB, respectively ("Authorized Person"). The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

            In addition, the Depositary may conclusively rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter or other document or security delivered to the Depositary and believed by the Depositary in good faith to be genuine and to have been signed and presented by the proper person or persons and may act upon any tender, statements, request, documents, certificate, agreement or other instrument not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Depositary shall in good faith believe to be genuine or to have been signed or presented by the proper person or persons. The Depositary shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between the parties hereto and by the Pass Through Trustee. The Depositary may consult with counsel of its selection with respect to any questions relating to its duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Depositary hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 9. OBLIGATIONS UNCONDITIONAL. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

            SECTION 10. ENTIRE AGREEMENT. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

            SECTION 11. GOVERNING LAW. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the laws of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            SECTION 12. WAIVER OF JURY TRIAL RIGHT. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

            SECTION 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.


                                          WELLS FARGO BANK NORTHWEST,
                                          NATIONAL ASSOCIATION,
                                             as Escrow Agent


                                          By
                                             ---------------------------
                                             Name:
                                             Title:

                                          CITIBANK, N.A.,
                                             as Depositary


                                          By
                                             ---------------------------
                                             Name:
                                             Title:

                                                                     Schedule I


                              SCHEDULE OF DEPOSITS
                              --------------------


       -------------------------------------------------------------
      |   AIRCRAFT TYPE  |    DEPOSIT AMOUNT   |    ACCOUNT NO.     |
      |   -------------  |    --------------   |    -----------     |
      |-------------------------------------------------------------|
      |     EMB-145XR    |      $12,150,000    |      N14153        |
      |-------------------------------------------------------------|
      |     EMB-145XR    |      $12,150,000    |      N21154        |
       -------------------------------------------------------------

                                                              Schedule II A & B


                             INCUMBENCY CERTIFICATES

                                                                      EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL


CITIBANK, N.A.
111 Wall Street
14th Floor, Zone 3
New York, New York  10005
Attention: Barbara Bennett
Telecopier:  212-657-2762


Gentlemen:

            Reference is made to the Deposit Agreement dated as of December 10, 2003 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Citibank, N.A., as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. __________.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to ________________, Account No. _____, Reference: _________] on
_________ __, 200__, upon the telephonic request of a representative of the Pass Through Trustee.


                                          WELLS FARGO BANK NORTHWEST,
                                          NATIONAL ASSOCIATION,
                                             as Escrow Agent


                                          By
                                            --------------------------
                                            Name:
                                            Title:

Dated: _______ __, 200_

                                                                      EXHIBIT B


                           NOTICE OF FINAL WITHDRAWAL


CITIBANK, N.A.
111 Wall Street
14th Floor, Zone 3
New York, New York  10005
Attention: Barbara Bennett
Telecopier:  212-657-2762


Gentlemen:

            Reference is made to the Deposit Agreement dated as of December 10, 2003 (the "DEPOSIT AGREEMENT") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and Citibank, N.A., as Depositary (the "DEPOSITARY").

            In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits and all accrued interest to date on such Deposits.

            The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at Wilmington Trust Company, ABA# 031100092, Account No. _____________, Reference: Continental 2003-ERJ1.


                                          WELLS FARGO BANK NORTHWEST,
                                          NATIONAL ASSOCIATION,
                                             as Escrow Agent


                                          By
                                            --------------------------
                                            Name:
                                            Title:

Dated: _________, 200_